Exhibit 10.2

NON-COMPETE AGREEMENT

among

Global Ship Lease, Inc.

and

Georgios Giouroukos

and

ConChart Commercial Inc.

i

NON-COMPETE AGREEMENT

THIS NON-COMPETE AGREEMENT is entered into by and among Global Ship Lease, Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), Georgios Giouroukos, a citizen of Greece (“Giouroukos”) and ConChart Commercial, Inc., a corporation organized under the laws of the Republic of the Marshall Islands, and shall become binding and effective on the Closing Date.

RECITALS

WHEREAS, the Parties desire by their execution of this Agreement to:

1. evidence their understanding, as more fully set forth in Articles II and III herein, with respect to (a) those business opportunities that the Giouroukos Group Members may not pursue during the term of this Agreement and (b) the procedures whereby such business opportunities are to be offered to the Company.

2. evidence their understanding, as more fully set forth in Article III herein, with respect to the Company’s right of first refusal relating to containerships that the Giouroukos Group Members own or might own.

3. evidence their understanding, as more fully set forth in Article IV herein, with respect to the Company’s right of first offer relating to containerships that the Giouroukos Group Members own or might own.

4. evidence their understanding, as more fully set forth in Article V herein, with respect to the right of first offer relating to certain time charter opportunities available to ConChart.

In consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Acquiring Party” has the meaning given such term in Section 3.2.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question.

“Agreement” means this Non-Compete Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 6.7.

“Board” means the Board of Directors of the Company.

“Break-up Costs” means the aggregate amount of any and all additional taxes and/or duties, flag administration, financing legal and other similar costs, fees and expenses to the Giouroukos Group Member that would be required to transfer, or result from the transfer of the containership acquired, directly or indirectly, by the Giouroukos Group Member as part of a larger transaction to a GSL Group Member pursuant to Sections 2.2(c) or 3.1.

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving Person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; and (c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above.

“Charter Notice” has the meaning given to such term in Section 5.2.

“Closing” and “Closing Date” have the respective meanings given to such terms in the Agreement and Plan of Merger, dated October 29, 2018, by and among Poseidon Containers Holdings LLC, K&T Marine LLC, the Company and the other parties named therein, as the same may be amended from time to time.

“Company” has the meaning given such term in the Preamble.

“Company Vessel” has the meaning given to such term in Section 5.1.

“ConChart” means ConChart Commercial Inc. or any other commercial or chartering manager that is a Giouroukos Controlled Entity.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Offer Negotiation Period” has the meaning given such term in Section 4.2(b).

“Giouroukos” has the meaning given such term in the Preamble.

“Giouroukos Containership” has the meaning given such term in Section 4.1(a).

“Giouroukos Controlled Entity” means any corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity Controlled by Giouroukos, but shall exclude the Company and any other GSL Group Member.

“Giouroukos Group Members” means Giouroukos and the Giouroukos Controlled Entities.

“GSL Group Member” means the Company and any of its direct or indirect subsidiaries.

“Offer” has the meaning given such term in Section 3.2.

“Offer Period” has the meaning given such term in Section 3.2(b)(i).

“Offered Asset” has the meaning given such term in Section 3.2.

“Offeree” has the meaning given such term in Section 3.2.

“Other Vessel” has the meaning given to such term in Section 5.1.

“Parties” means the parties to this Agreement and their respective successors and permitted assigns.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

“Potential Charter Opportunity” has the meaning given to such term in Section 5.2.

“Sale Assets” has the meaning given such term in Section 4.2(a).

“Third Party Broker” shall mean a mutually-agreed-upon independent investment banking firm, broker, expert advisor or other firm generally recognized in the shipping industry as qualified to perform the tasks for which such firm has been engaged.

“Transfer” means any transfer, assignment, sale or other disposition of any containership by any Giouroukos Group Member; provided, however, that such term shall not include (i) transfers, assignments, sales or other dispositions from any Giouroukos Group Member to another Giouroukos Group Member, (ii) transfers, assignments, sales or other dispositions, pursuant to the terms of any related charter or other agreement with a contractual counterparty existing on the Closing Date; (iii) transfers, assignments, sales or other dispositions pursuant to Article II of this Agreement; (iv) grants of security interests in or mortgages or liens in such containership in favor of a bona fide third party lender; (v) the foreclosure of any security interest, mortgage or lien in any such containership, (v) a sale and leaseback or similar transaction which is accounted for under United States generally accepted accounting principles as a financial lease or (vi) the chartering of vessels, including bareboat charters, or the entry of vessels into vessel pools.

“Transfer Notice” has the meaning given such term in Section 4.2(a).

“Transferring Party” has the meaning given such term in Section 4.2(a).

“Voting Securities” means securities of any class of Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

ARTICLE II

RESTRICTED BUSINESSES

Section 2.1 Containership Restricted Businesses. Subject to Section 6.5 and except as permitted by Section 2.2, each of the Giouroukos Group Members shall be prohibited from acquiring, owning or operating containerships.

Section 2.2 Permitted Exceptions. Notwithstanding any provision of Section 2.1 to the contrary, the restrictions in this Agreement shall not prevent any Giouroukos Group Member from:

(a) acquiring, owning, operating or chartering vessels, other than containerships;

(b) acquiring or owning one or more containerships if such Giouroukos Group Member offers to sell such containership to the Company in accordance with the procedures set forth in Section 3.2;

(c) acquiring, owning, operating or chartering one or more containerships as part of its acquisition of a Controlling interest in a business or package of assets that owns, operates or charters such containerships; provided, however; that if a majority of the value of the business or, as the case may be, the package of assets acquired, is attributable to containerships, the Giouroukos Group Member must offer to sell such containership(s) to the Company for their fair market value plus any Break-up Costs in accordance with the procedures set forth in Section 3.2;

(d) providing vessel management services relating to containerships, or other vessel types, including, without limitation, technical and commercial management, warehouse transactions for financial institutions (including the acquisition and ownership of containerships in connection with any such warehouse transaction), pool management, and other third-party management of containerships;

(e) acquiring, owning, operating or chartering any containership that is owned or operated by, or that is under a contractual arrangement with, a Giouroukos Group Member or the Company as of the Closing Date;

(f) transferring to a Giouroukos Group Member title to a vessel that such Giouroukos Group Member or any third party is entitled to acquire, own and operate under Section 2.1 of this Agreement, pursuant to or in connection with the termination of a financing arrangement, including by way of a sale and leaseback or similar transaction, which is accounted for under United States generally accepted accounting principles as a financial lease; and

(g) acquiring, owning, operating or chartering any containership that is subject to an offer to purchase by a GSL Group Member as described in paragraphs (b) and (c) above, in each case pending the offer of such containership to the Company and the Company’s determination whether to purchase the containership and, if any GSL Group Member has determined to purchase such containership, pending the closing of such purchase.

Section 2.3 Scope of Prohibition. If any Giouroukos Group Member engages in the ownership or operation of containerships pursuant to any of the exceptions described in Section 2.2, then that Giouroukos Group Member may not subsequently expand that portion of its business other than pursuant to the exceptions contained in such Section 2.2. For the avoidance of doubt, except as otherwise provided in this Agreement, each Party and its Affiliates shall be free to engage in any business activity whatsoever, including those that may be in direct competition with the GSL Group Members.

ARTICLE III

RIGHTS OF FIRST REFUSAL; PROCEDURES

Section 3.1 Rights of First Refusal. Giouroukos hereby grants the Company a right of first refusal to acquire any containership that a Giouroukos Group Member proposes to acquire after such Giouroukos Group Member enters into an agreement that sets forth the terms upon which it would acquire such containership.

Section 3.2 Procedures. In the event that a Giouroukos Group Member enters an agreement to acquire any containership in accordance with Section 2.2(b), Section 2.2(c) or Section 3.1, as applicable, then as soon as practicable or in any event not later than 30 calendar days after entering an agreement that sets forth the terms upon which it would acquire such containership, such Giouroukos Group Member (the “Acquiring Party”) shall notify the Company in writing and offer the Company (the “Offeree”) the opportunity for any GSL Group Member to purchase such containership (the “Offered Asset”), in the case of an acquisition pursuant to Section 2.2(b) or Section 3.1 on terms no less favorable than those offered to the Giouroukos Group Member, and in the case of an acquisition pursuant to Section 2.2(c), for its “fair market value,” determined in accordance with this Section 3.2, plus, in each case, any applicable Break-up Costs (the “Offer”). The Offer shall set forth the Acquiring Party’s proposed terms relating to the purchase of the Offered Asset by the applicable GSL Group Member, including any liabilities to be assumed by the applicable GSL Group Member as part of the Offer. As soon as practicable after the Offer is made, the Acquiring Party will deliver to the Offeree all information prepared by or on behalf of or in the possession of such Acquiring Party relating to the Offered Asset and reasonably requested by the Offeree. The decision to purchase the applicable Offered Asset, the purchase price to be paid for the applicable Offered Asset, and the other terms of the purchase shall be approved by the independent directors of the Board and recommended to the Board for approval. As soon as practicable, but in any event, within 7 calendar days after receipt of the Offer with respect to a single vessel transaction, or a period of 14 calendar days with respect to a multi-vessel transaction, the Offeree shall notify the Acquiring Party in writing that either:

(a) The Board has elected not to cause a GSL Group Member to purchase such Offered Asset, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own and operate such Offered Asset; or

(b) The Board has elected to cause a GSL Group Member to purchase such Offered Asset. After receipt by the Acquiring Party of the Board’s election to cause a GSL Group Member to purchase the Offered Asset, the Board shall cause such GSL Group Member to purchase the Offered Asset on such terms as soon as commercially practicable after such agreement has been reached.

In determining the “fair market value” of a containership, the following procedures shall be followed:

(i) After the receipt of the Offer by the Offeree, the Acquiring Party and the Offeree shall negotiate in good faith regarding the fair market value and any applicable Break-up Costs of the Offered Assets that are subject to the Offer and the other terms of the Offer on which the Offered Assets will be sold to the applicable GSL Group Member. If the Acquiring Party and the Offeree agree on the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer and the other terms of the Offer during the 14 calendar-day period (the “Offer Period”) after receipt by the Acquiring Party of the Board’s election to cause any GSL Group Member to purchase the Offered Assets, the Board shall cause such GSL Group Member to purchase the Offered Assets on such terms as soon as commercially practicable after such agreement has been reached.

(ii) If the Acquiring Party and the Offeree are unable to agree on the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer or on any other terms of the Offer during the Offer Period, the Acquiring Party and the Offeree will engage a Third Party Broker prior to the end of the Offer Period to determine the fair market value of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree (including, for the avoidance of doubt, any applicable Break-up Costs). In determining the fair market value of the Offered Assets and other terms on which the Offered Assets are to be sold (including, for the avoidance of doubt, any applicable Break-up Costs), the Third Party Broker, as applicable, will have access to the proposed sale and purchase values and terms for the Offer submitted by the Acquiring Party and the Offeree, respectively, and to all information prepared by or on behalf of the Acquiring Party relating to the Offered Assets and reasonably requested by such Third Party Broker. Such Third Party Broker will determine the fair market value (and any applicable Break-up Costs) of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree within 14 calendar days of its engagement and furnish the Acquiring Party and the Offeree its determination. The fees and expenses of the Third Party Broker, as applicable, will be divided equally between the Acquiring Party and the Offeree. Upon receipt of such determination, the Offeree will have the option, but not the obligation:

(A) to cause a GSL Group Member to purchase the Offered Assets for the fair market value (and any applicable Break-up Costs), and on the other terms determined by the Third Party Broker, as soon as commercially practicable after such determinations have been made; or

(B) not to cause a GSL Group Member to purchase such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own, operate and charter such Offered Assets.

Section 3.3 Enforcement.

Each Party agrees and acknowledges that the other Parties may not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article III, and that any breach by any such Party of its covenants and agreements set forth in this Article III could result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article III of this Agreement.

ARTICLE IV

RIGHTS OF FIRST OFFER

Section 4.1 Rights of First Offer.

(a) Giouroukos hereby grants the Company a right of first offer on any proposed Transfer of any containership that any Giouroukos Controlled Entity owns or acquires (a “Giouroukos Containership”).

(b) The Parties acknowledge that all potential Transfers of containerships pursuant to this Article IV are subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties and to the terms of all existing agreements in respect of such containerships, as applicable. Each Party shall use its commercially reasonable best efforts to obtain such consents.

Section 4.2 Procedures for Rights of First Offer.

(a) In the event that any Giouroukos Group Member (each, a “Transferring Party”) proposes to Transfer any Giouroukos Containership (the “Sale Assets”), prior to engaging in any negotiation for such Transfer with any non-affiliated third party or otherwise offering to Transfer the Sale Assets to any non-affiliated third party, such Transferring Party shall give the Company written notice setting forth all material terms and conditions (including, without limitation, the purchase price for which such Transferring Party desires to Transfer the Sale Assets) (the “Transfer Notice”).

(b) After delivery of the Transfer Notice, and at the Company’s election (following approval by the independent directors of the Board), the parties then shall be obligated to negotiate in good faith for a 14 calendar-day period following the delivery by the Transferring Party of the Transfer Notice (the “First Offer Negotiation Period”) to reach an agreement for the Transfer of such Sale Assets to the Company or any of its subsidiaries on the terms and conditions set forth in the Transfer Notice. If no such agreement has been reached between the Transferring Party and the Company during the First Offer Negotiation Period, the Transferring Party may Transfer the Sale Assets to a third party; provided that if the Transferring Party has not Transferred or agreed in writing to Transfer such Sale Assets to a third party within 180 calendar days after the end of the First Offer Negotiation Period on terms generally no less favorable to the Transferring Party than those included in the Transfer Notice, then the Transferring Party shall not thereafter Transfer any of the Sale Assets without first offering such assets to the Company in the manner provided above.

Section 4.3 Enforcement.

Each Party agrees and acknowledges that the other Parties may not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article IV, and that any breach by any such Party of its covenants and agreements set forth in this Article IV could result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article IV of this Agreement.

ARTICLE V

CONCHART CHARTERING OPPORTUNITIES

Section 5.1 Chartering Opportunities. The Parties acknowledge and agree that during the term of this Agreement, depending on a number of facts and circumstances that may exist at any given time when a containership owned by any GSL Group Member (a “Company Vessel”) and a containership owned by a Giouroukos Controlled Entity or an unaffiliated third party (an “Other Vessel”) are both available for charter, ConChart, in its capacity as commercial manager, may have a conflict of interest in pursuing charter opportunities for a Company Vessel and an Other Vessel.

Section 5.2 Procedures for Right of First Refusal on Chartering Opportunities. Except as set forth in this Article V, ConChart shall grant the Company a right of first refusal to accept for a Company Vessel any potential charter opportunity that ConChart believes in good faith would be suitable for both a Company Vessel and an Other Vessel (each a “Potential Charter Opportunity”) before pursuing such Potential Charter Opportunity for an Other Vessel by delivering a notice of the Potential Charter Opportunity (the “Charter Notice”) to the Company setting forth the material terms of the Potential Charter Opportunity (for purposes of clarity, excluding renewals and extensions of existing charters). In determining suitability of a Potential Charter Opportunity, ConChart shall take into consideration certain factors, such as the availability, suitability and positioning of the relevant vessel and the potential charterer’s demands for the vessel’s specifications and costs. Upon receipt of a Charter Notice, the Company shall have two business days to consider the Potential Charter Opportunity and to accept or reject such opportunity. In the event that the Company does not elect to accept the Potential Charter Opportunity within two business days, ConChart shall be free to pursue such opportunity for an Other Vessel for a period of 15 calendar days on the same terms and conditions as set forth in the Charter Notice.

Section 5.3 Enforcement.

Each Party agrees and acknowledges that the other Parties may not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article V, and that any breach by any such Party of its covenants and agreements set forth in this Article V could result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article V of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Certain Covenants.

Giouroukos hereby agrees and covenants to use commercially reasonable best efforts to cause the Giouroukos Controlled Entities to comply with the provisions of this Agreement.

Section 6.2 Choice of Law.

This Agreement shall be subject to and governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of new York.

Section 6.3 Notice.

All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by delivering such notice in person or by prepaid private-courier, telecopier, facsimile or email to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur. Notice given by telecopier, facsimile or email shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement, or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 6.3.

Section 6.4 Entire Agreement; Effectiveness.

This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein. For the avoidance of doubt, the parties expressly agree that this Agreement shall not take effect until the Closing occurs, and if no such Closing occurs, this Agreement will be of no force and effect.

Section 6.5 Termination.

Upon a Change of Control of the Company, the provisions of Articles II, III, IV, and V of this Agreement (but not less than all of such Articles) shall terminate immediately. Upon a Change of Control of a Giouroukos Group Member, the provisions of Articles II, III, IV, and V of this Agreement applicable to such Party (but not less than all of such Articles) shall terminate at the date of the Change of Control of such Party. Upon a Change of Control of ConChart, the provisions of Article V of this Agreement applicable to ConChart shall terminate at the date of the Change of Control of ConChart. In addition, at such time that Giouroukos ceases to serve as Executive Chairman of the Company (a) by reason of the termination of Giouroukos’ employment for “cause” or his resignation without “good reason” (as such terms may be defined in Giouroukos’ employment agreement with a GSL Group Member) and all management services agreements between the Giouroukos Controlled Entities and GSL Group Members have been terminated, or (b) by reason of the termination of Giouroukos’ employment without cause or his resignation for good reason, in each case the provisions of Articles II, III, IV, and V (but no less than all of such Articles) and Section 6.1 of this Article VI of this Agreement applicable to a Giouroukos Group Member and/or ConChart shall terminate immediately.

Section 6.6 Waiver; Effect of Waiver or Consent.

Any Party hereto may (a) extend the time for the performance of any obligation or other act of any other Party hereto or (b) waive compliance with any agreement or condition contained herein. Except as otherwise specifically provided herein, any such extension or waiver shall be valid only if set forth in a written instrument duly executed by the Party or Parties to be bound thereby. No waiver or consent, express or implied, by any Party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a waiver or consent of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

Section 6.7 Amendment or Modification.

This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.

Section 6.8 Assignment.

No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.

Section 6.9 Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.10 Severability.

If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law

Section 6.11 Gender, Parts, Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

Section 6.12 Further Assurances.

In connection with this Agreement and all transactions contemplated by this Agreement, each signatory Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Section 6.13 Withholding or Granting of Consent.

Each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Section 6.14 Laws and Regulations.

Notwithstanding any provision of this Agreement to the contrary, no Party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

Section 6.15 Negotiation of Rights of the Parties.

The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no shareholder, member, assignee or other Person of the Parties shall have the right, separate and apart from the Parties, as applicable, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

GLOBAL SHIP LEASE, INC.

By:	/s/ Ian J. Webber
Name:	Ian J. Webber
Title:	Chief Executive Officer

Address for Notice:

Global Ship Lease, Inc. c/o Global Ship Lease Services Ltd.
Portland House
Stag Place
London SW1E 5RS
United Kingdom
Attention: Ian J. Webber
Tel: +44 (0) 20 7869 8006
Fax: + 44 (0) 20 7869 8119
Attention (email): ian.webber@globalshiplease.com

GEORGIOS GIOUROUKOS

By:	/s/ Georgios Giouroukos
Name:	Georgios Giouroukos

Address for Notice:

3-5 Menandrou Str. 14561
Kifisia, Athens, Greece
Telephone: +30210 6233670
Fax: +30210 6233776
Email: georgey@technomar.gr
Attention: Georgios Giouroukos

CONCHART COMMERCIAL INC.

By:	/s/ Dimitrios Tsiaklagkanos
Name:	Dimitrios Tsiaklagkanos
Title:	Sole Director

Address for Notice:

3-5 Menandrou Str.14561
Kifisia, Athens, Greece
Telephone: +30210 6233670
Fax: +30210 6233776
Email: legalconfidential@technomar.gr/
georgey@technomar.gr
Attention: Georgios Giouroukos

(Signature Page to Non-Compete Agreement)